Exhibit 99.2

DEGOLYER AND MACNAUGHTON

500 | SPRING VALLEY ROAD

SUITE 800 EAST

DALLAS, TEXAS 75244

This is a digital representation of a DeGolyer and MacNaughton report.

Each file contained herein is intended to be a manifestation of certain data in the subject report and as such is subject to the definitions, qualifications, explanations, conclusions, and other conditions thereof. The information and data contained in each file may be subject to misinterpretation; therefore, the signed and bound copy of this report should be considered the only authoritative source of such information.

DEGOLYER AND MACNAUGHTON

500 | SPRING VALLEY ROAD

SUITE 800 EAST

DALLAS, TEXAS 75244

September 3, 2013

Oasis Petroleum Inc.

First City Tower

1001 Fannin, Suite 1500

Houston, Texas 77002

Ladies and Gentlemen:

Pursuant to your request, we have prepared estimates of the extent and value of the net proved crude oil, condensate, and natural gas reserves, as of June 30, 2013, of certain selected properties owned by others and prepared at the request of Oasis Petroleum Inc. (Oasis) for potential acquisition. This evaluation was completed on September 3, 2013. Oasis has represented that these properties account for 100 percent on a barrel of oil equivalent basis of the net proved reserves owned by others, as of June 30, 2013. The net proved reserves estimates prepared by us have been prepared in accordance with the reserves definitions of Rules 4–10(a) (1)–(32) of Regulation S–X of the Securities and Exchange Commission (SEC) of the United States. This report was prepared in accordance with guidelines specified in Item 1202(a)(8) of Regulation S-K and is to be used for inclusion in certain SEC filings by Oasis.

Reserves included herein are expressed as net reserves. Gross reserves are defined as the total estimated petroleum to be produced from these properties after June 30, 2013. Net reserves are defined as that portion of the gross reserves attributable to the interests calculated herein after deducting all interests owned by others.

Estimates of oil, condensate, and natural gas reserves and associated revenue should be regarded only as estimates that may change as further production history and additional information become available. Not only are such reserves and revenue estimates based on that information which is currently available, but such estimates are also subject to the uncertainties inherent in the application of judgmental factors in interpreting such information.

DEGOLYER AND MACNAUGHTON

Data used in this evaluation were obtained from reviews with Oasis personnel, Oasis files, from records on file with the appropriate regulatory agencies, and from public sources. In the preparation of this report we have relied, without independent verification, upon such information furnished by Oasis with respect to property interests, production from such properties, current costs of operation and development, current prices for production, agreements relating to current and future operations and sale of production, and various other information and data that were accepted as represented. A field examination of the properties was not considered necessary for the purposes of this report.

Methodology and Procedures

Estimates of reserves were prepared by the use of appropriate geologic, petroleum engineering, and evaluation principles and techniques that are in accordance with practices generally recognized by the petroleum industry as presented in the publication of the Society of Petroleum Engineers entitled “Standards Pertaining to the Estimating and Auditing of Oil and Gas Reserves Information (Revision as of February 19, 2007).” The method or combination of methods used in the analysis of each reservoir was tempered by experience with similar reservoirs, stage of development, quality and completeness of basic data, and production history.

When applicable, the volumetric method was used to estimate the original oil in place (OOIP). Electrical logs, radioactivity logs, core analyses, and other available data were used to estimate representative values for porosity and water saturation. Estimates of ultimate recovery were obtained after applying recovery factors to OOIP. These recovery factors were based on consideration of the type of energy inherent in the reservoirs, analyses of the petroleum, the structural positions of the properties, and the production histories. An analysis of reservoir performance, including production rate, reservoir pressure, and gas-oil ratio behavior, was used in the estimation of reserves.

For depletion-type reservoirs or those whose performance disclosed a reliable decline in producing-rate trends or other diagnostic characteristics, reserves were estimated by the application of appropriate decline curves or other performance relationships. In the analyses of production-decline curves, reserves were estimated only to the limits of economic production or to the limit of the production licenses as appropriate.

DEGOLYER AND MACNAUGHTON

In certain cases, when the previously named methods could not be used, reserves were estimated by analogy with similar wells or reservoirs for which more complete data were available.

Gas quantities estimated herein are expressed as sales gas. Sales gas is defined as the total gas to be produced from the reservoirs, measured at the point of delivery, after reduction for fuel use, flare, and field separation and processing. Gas reserves are expressed at a temperature base of 60 degrees Fahrenheit (°F) and at the legal pressure base of the state in which the interest is located. Condensate reserves estimated herein are those to be recovered by conventional lease separation.

Definition of Reserves

Petroleum reserves estimated by us included in this report are classified as proved. Only proved reserves have been evaluated for this report. Reserves classifications used by us in this report are in accordance with the reserves definitions of Rules 4–10(a) (1)–(32) of Regulation S–X of the SEC. Reserves are judged to be economically producible in future years from known reservoirs under existing economic and operating conditions and assuming continuation of current regulatory practices using conventional production methods and equipment. In the analyses of production-decline curves, reserves were estimated only to the limit of economic rates of production under existing economic and operating conditions using prices and costs consistent with the effective date of this report, including consideration of changes in existing prices provided only by contractual arrangements but not including escalations based upon future conditions. The petroleum reserves are classified as follows:

Proved oil and gas reserves – Proved oil and gas reserves are those quantities of oil and gas, which, by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be economically producible—from a given date forward, from known reservoirs, and under existing economic conditions, operating methods, and government regulations—prior to the time at which contracts providing the right to operate expire, unless evidence indicates that renewal is reasonably certain, regardless of whether deterministic or probabilistic methods are used for the estimation. The project to extract the hydrocarbons must have commenced or the operator must be reasonably certain that it will commence the project within a reasonable time.

DEGOLYER AND MACNAUGHTON

(i) The area of the reservoir considered as proved includes:

(A) The area identified by drilling and limited by fluid contacts, if any, and (B) Adjacent undrilled portions of the reservoir that can, with reasonable certainty, be judged to be continuous with it and to contain economically producible oil or gas on the basis of available geoscience and engineering data.

(ii) In the absence of data on fluid contacts, proved quantities in a reservoir are limited by the lowest known hydrocarbons (LKH) as seen in a well penetration unless geoscience, engineering, or performance data and reliable technology establishes a lower contact with reasonable certainty.

(iii) Where direct observation from well penetrations has defined a highest known oil (HKO) elevation and the potential exists for an associated gas cap, proved oil reserves may be assigned in the structurally higher portions of the reservoir only if geoscience, engineering, or performance data and reliable technology establish the higher contact with reasonable certainty.

(iv) Reserves which can be produced economically through application of improved recovery techniques (including, but not limited to, fluid injection) are included in the proved classification when:

(A) Successful testing by a pilot project in an area of the reservoir with properties no more favorable than in the reservoir as a whole, the operation of an installed program in the reservoir or an analogous reservoir, or other evidence using reliable technology establishes the reasonable certainty of the engineering analysis on which the project or program was based; and (B) The project has been approved for development by all necessary parties and entities, including governmental entities.

DEGOLYER AND MACNAUGHTON

(v) Existing economic conditions include prices and costs at which economic producibility from a reservoir is to be determined. The price shall be the average price during the 12-month period prior to the ending date of the period covered by the report, determined as an unweighted arithmetic average of the first-day-of-the-month price for each month within such period, unless prices are defined by contractual arrangements, excluding escalations based upon future conditions.

Developed oil and gas reserves – Developed oil and gas reserves are reserves of any category that can be expected to be recovered:

(i) Through existing wells with existing equipment and operating methods or in which the cost of the required equipment is relatively minor compared to the cost of a new well; and

(ii) Through installed extraction equipment and infrastructure operational at the time of the reserves estimate if the extraction is by means not involving a well.

Undeveloped oil and gas reserves – Undeveloped oil and gas reserves are reserves of any category that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion.

(i) Reserves on undrilled acreage shall be limited to those directly offsetting development spacing areas that are reasonably certain of production when drilled, unless evidence using reliable technology exists that establishes reasonable certainty of economic producibility at greater distances.

(ii) Undrilled locations can be classified as having undeveloped reserves only if a development plan has been adopted indicating that they are scheduled to be drilled within five years, unless the specific circumstances justify a longer time.

DEGOLYER AND MACNAUGHTON

(iii) Under no circumstances shall estimates for undeveloped reserves be attributable to any acreage for which an application of fluid injection or other improved recovery technique is contemplated, unless such techniques have been proved effective by actual projects in the same reservoir or an analogous reservoir, as defined in section 210.4-10 (a) Definitions, or by other evidence using reliable technology establishing reasonable certainty.

The development status shown herein represents the status applicable on June 30, 2013. In the preparation of this study, data available from wells drilled on the appraised properties through June 30, 2013 were used in estimating gross ultimate recovery. When applicable, gross production estimated to June 30, 2013 was deducted from gross ultimate recovery to arrive at the estimates of gross reserves as of June 30, 2013. Production data through May 2013 were available for most properties.

Our estimates of the net proved reserves attributable to the reviewed properties are based on the definitions of proved reserves of the SEC and are as follows, expressed in thousands of barrels (Mbbl), millions of cubic feet (MMcf), and thousands of barrels of oil equivalent (Mboe):

	Estimated by DeGolyer and MacNaughton Net Proved Reserves as of June 30, 2013
	Oil and Condensate (Mbbl)	Natural Gas (MMcf)	Oil Equivalent (Mboe)
Properties reviewed by DeGolyer and MacNaughton
Proved Producing	14,588	17,895	17,570
Proved Non-Producing	0	0	0
Proved Undeveloped	21,306	29,992	26,305

Total Proved	35,894	47,887	43,875

Note:	Gas is converted to oil equivalent using a factor of 6,000 cubic feet of gas per 1 barrel of oil equivalent.

Primary Economic Assumptions

Revenue values in this report are expressed in terms of estimated future gross revenue, future net revenue, and present worth of future net revenue. Future

DEGOLYER AND MACNAUGHTON

gross revenue is defined as that revenue to be realized from the production and sale of the estimated net reserves. Future net revenue is calculated by deducting estimated production taxes, ad valorem taxes, operating, gathering, processing expenses, and capital costs from the future gross revenue. Present worth of future net revenue is calculated by discounting the future net revenue at the arbitrary rate of 10 percent per year compounded monthly over the expected period of realization.

Revenue values in this report were estimated using the initial prices and expenses provided by Oasis. Future prices were estimated using guidelines established by the SEC and the Financial Accounting Standards Board (FASB). The prices used in this report are based on SEC guidelines. The following economic assumptions were used for estimating existing and future prices and costs:

Oil and Condensate Prices

Oasis has represented that the oil and condensate prices were based on a reference price, calculated as the unweighted arithmetic average of the first-day-of-the-month price for each month within the 12-month period prior to the end of the reporting period, unless prices are defined by contractual arrangements, Oasis supplied differentials to a West Texas Intermediate reference price of $91.53 per barrel and the prices were held constant thereafter. The volume-weighted average price attributable to estimated proved reserves was $87.28 per barrel.

Natural Gas Prices

Oasis has represented that the natural gas prices were based on a reference price, calculated as the unweighted arithmetic average of the first-day-of-the-month price for each month within the 12-month period prior to the end of the reporting period, unless prices are defined by contractual arrangements. The gas prices were calculated for each property using differentials to the reference price of $3.44 per million British thermal units (MMBtu) furnished by Oasis and held constant thereafter. These differentials include revenue from the sale of natural gas liquids attributed to the appraised interests. The volume-weighted average price attributable to estimated proved reserves was $7.099 per thousand cubic feet.

DEGOLYER AND MACNAUGHTON

Operating Expenses and Capital Costs

Operating expenses and capital costs, based on information provided by Oasis, were used in estimating future costs required to operate the properties. In certain cases, future costs, either higher or lower than existing costs, may have been used because of anticipated changes in operating conditions. These costs were not escalated for inflation.

The estimated future revenue and expenditures attributable to the production and sale of the net proved reserves of the properties appraised, as of June 30, 2013, are as follows, expressed in thousands of dollars (M$):

	Proved
	Developed Producing	Developed Nonproducing	Undeveloped	Total Proved
Future Gross Revenue, M$	1,398,557	0	2,074,072	3,472,629
Production and Ad Valorem Taxes, M$	148,342	0	217,636	365,978
Operating Expenses, M$	429,373	0	400,757	830,130
Capital Costs, M$	0	0	476,344	476,344
Abandonment Costs, M$	9,615	0	4,777	14,392
Future Net Revenue, M$	811,227	0	947,558	1,785,785
Present Worth at 10 Percent, M$	489,313	0	349,290	838,603

Note: Future income taxes have not been taken into account in the preparation of these estimates.

While the oil and gas industry may be subject to regulatory changes from time to time that could affect an industry participant’s ability to recover its oil and gas reserves, we are not aware of any such governmental actions which would restrict the recovery of the June 30, 2013, estimated proved oil and gas reserves. The reserves estimated in this report can be produced under current regulatory guidelines.

In our opinion, the information relating to estimated proved reserves, estimated future net revenue from proved reserves, and present worth of estimated future net revenue from proved reserves of oil, condensate, and gas contained in this report has been prepared in accordance with Paragraphs 932-235-50-4, 932-235-50-6, 932-235-50-7, 932-235-50-9, 932-235-50-30, and 932-235-50-31(a), (b), and (e) of the Accounting Standards Update 932-235-50, Extractive Industries – Oil and Gas

DEGOLYER AND MACNAUGHTON

(Topic 932): Oil and Gas Reserve Estimation and Disclosures (January 2010) of the Financial Accounting Standards Board and Rules 4–10(a) (1)–(32) of Regulation S–X and Rules 302(b), 1201, 1202(a) (1), (2), (3), (4), (8), and 1203(a) of Regulation S–K of the Securities and Exchange Commission; provided, however, that (i) future income tax expenses have not been taken into account in estimating the future net revenue and present worth values set forth herein, (ii) estimates of the proved developed and proved undeveloped reserves are not presented at the beginning of the year, (iii) the as of date of this report does not coincide with the end of Oasis’ fiscal year, and (iv) Oasis does not own the properties appraised on the as of date.

To the extent the above-enumerated rules, regulations, and statements require determinations of an accounting or legal nature, we, as engineers, are necessarily unable to express an opinion as to whether the above-described information is in accordance therewith or sufficient therefor.

DeGolyer and MacNaughton is an independent petroleum engineering consulting firm that has been providing petroleum consulting services throughout the world since 1936. DeGolyer and MacNaughton does not have any financial interest, including stock ownership, in Oasis. Our fees were not contingent on the results of our evaluation. This letter report has been prepared at the request of Oasis. DeGolyer and MacNaughton has used all assumptions, data, procedures, and methods that it considers necessary and appropriate to prepare this report.

Submitted,
/s/ DeGolyer and MacNaughton
DeGOLYER and MacNAUGHTON
Texas Registered Engineering Firm F-716
/s/ Paul J. Szatkowski, P.E.

Paul J. Szatkowski, P.E.
Senior Vice President
DeGolyer and MacNaughton

DEGOLYER AND MACNAUGHTON

CERTIFICATE of QUALIFICATION

I, Paul J. Szatkowski, Petroleum Engineer with DeGolyer and MacNaughton, 5001 Spring Valley Road, Suite 800 East, Dallas, Texas, 75244 U.S.A., hereby certify:

1.	That I am a Senior Vice President with DeGolyer and MacNaughton, which company did prepare the letter report addressed to Oasis dated September 3, 2013, and that I, as Senior Vice President, was responsible for the preparation of this report.

2.	That I attended Texas A&M University, and that I graduated with a Bachelor of Science degree in Petroleum Engineering in the year 1974; that I am a Registered Professional Engineer in the State of Texas; that I am a member of the International Society of Petroleum Engineers and the American Association of Petroleum Geologists; and that I have in excess of 39 years of experience in oil and gas reservoir studies and reserves evaluations.

/s/ Paul J. Szatkowski, P.E.

Paul J. Szatkowski, P.E.
Senior Vice President
DeGolyer and MacNaughton